EXHIBIT 99.2

ADI Time, LLC
Unaudited Balance Sheet
September 30, 2011 and December 31, 2010

	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$342,812	$397,680
Accounts receivable trade	525,900	621,559
Allowance	(60,834)	(48,000)
Inventory	19,494	65,641
Prepaid expenses	13,706	10,564
Total Current Assets	841,078	1,047,444
Property and equipment, net	270,729	203,702
Total Assets	$1,111,807	$1,251,146

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$77,676	$134,303
Accrued payroll	-	-
401 (k) payable	-	26,939
Unearned service contract income	736,556	746,584
Unearned installation and training income	28,853	121,775
Accrued expense	1,331	296
Total Current Liabilities	844,416	1,029,897

Members’ Equity	267,391	221,249
Total Liabilities and Members’ Equity	$1,111,807	$1,251,146

See accompanying notes to financial statements.

ADI Time, LLC
Unaudited Statements of Income
For the Nine months Ended September 30, 2011 and 2010

	2011	2010
Revenue
Revenues	$3,384,764	$3,132,979
Total revenue	3,384,764	3,132,979
Cost of Sales
Cost of sales	1,858,674	1,678,078
Total cost of sales	1,858,674	1,678,078
Gross Profit	1,526,090	1,454,901
Operating expenses	1,415,668	1,273,220
Income from Operations	110,422	181,681
Other Income (Expense)
Depreciation and Amortization	88,736	42,001
Interest	42	-
Other (income)/expense	(23,749)	(698)
Total other expense	65,029	41,303
Net Income	45,393	140,378

See accompanying notes to financial statements.

ADI Time, LLC
Unaudited Statements of Cash Flows
For the Nine months Ended September 30, 2011 and 2010

	2011	2010
Cash Flows from Operating Activities
Net income	$45,393	$140,378
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	88,735	42,001
Loss on sale of fixed assets	-
(Increase) decrease in:
Net accounts receivable trade	108,493	166,387
Inventory	46,147	(7,701)
Prepaid expense	(3,142)	-
Increase (decrease) in:
Accounts payable	(56,627)	(80,425)
Accrued payroll	-	-
401 (k) payable	-	-
Deferred Revenue	(102,201)	(70,755)
Accrued expenses	(25,904)	130

Net cash provided by operating activities	100,894	190,015
Cash Flows used by Investing Activities
Proceeds from sale of assets	-
Purchase of property and equipment	(155,762)	(62,058)
Net cash used by investing activities	(155,762)	(62,058)
Cash Flows from Financing Activities
Distributions to members	-	-

Net Increase (Decrease) in Cash and Cash Equivalents	(54,868)	127,957
Cash and cash equivalents at beginning of period	397,680	587,984
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$342,812	$715,941

See accompanying notes to financial statements

Notes to Unaudited Consolidated Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of ADI Time, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

As a limited liability company, the members' liability is limited to their investment

In the opinion of management, these interim financial statements contain all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of the financial position of ADI Time, LLC as of September 30, 2011 and 2010 and the results of operations and cash flows for the nine months ended September 30, 2011 and  2010. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2010.

General

AD1 Time, LLC designs and develops integrated software and hardware systems for the time and attendance market. ADI Time, LLC develops and sells software, hardware, support and related products through various distribution channels worldwide. ADI Time's suite of on-site and software-as-a-service (SaaS) time & attendance solutions helps companies improve the supervision of their workforces, provide better visibility into labor costs, and achieve greater operational efficiencies

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, income, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts. Accounts receivable considered uncollectible are charged against the allowance account in the year they are deemed uncollectible. The allowance account is adjusted at year end to reflect the percentage of sales considered uncollectible. At December 31, 2010 and September 30, 2011, the allowance for losses was $48,000 and $60,834, respectively. At December 31, 2010 and September 30, 2011, accounts receivable of approximately $75,000 and $40,201, respectively, were outstanding for greater than 90 days.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation for both financial accounting and income tax purposes is computed using combinations of the straight-line and accelerated methods over the estimated lives of the respective assets, which approximate depreciation and amortization calculated in accordance with generally accepted accounting principles. Maintenance and repairs are charged to expense when incurred. When capital assets are retired or otherwise disposed of, the related cost and accumulated depreciation and amortization are removed from the respective accounts and any gain or loss is credited or charged to income. The estimated useful lives of capital assets are as follows:

Furniture and fixtures	5 years
Computer	5 years
Windows software	5 years
Other packaged software	3 years
Software Version 10	3 years
Website	3 years

Software Development Costs

Software development costs represent production costs incurred and capitalized subsequent to the establishment of technological feasibility in accordance with the "Software Cost of Sales and Services" topic of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC 985-705). These costs are amortized on the straight-line method over the estimated useful lives of the products, generally three to five years.

Revenue Recognition

Revenue is recognized in accordance with the provisions of the "Software Revenue Recognition" topic of  ASC 985-605.

The Company recognizes income from software sales when the sale has been completed. This includes a written authorization for the order, confirmed shipment of the software and hardware, and the company's assessment that the order will be paid for. Any components of the order that have not been completed are recorded as unearned income until complete.

The Company sells software and hardware maintenance contracts that are normally for a one year period. These contracts are recorded as unearned income when written and the income is recognized on a monthly basis as the contracts age.

Advertising Costs

All advertising and promotional costs are expensed as incurred. The Company incurred advertising expense of approximately $19,439 and $8,120 for the nine months ended September 30, 2010 and 2011, respectively.

Income Taxes

The Company has elected to be taxed as a partnership. This method passes all items of income and expense through to the members of the LLC. The entity is not liable for taxes as an LLC.

The Company has adopted the new "Accounting for Uncertainty in Income Taxes", a topic of ASC 740, which prescribes a comprehensive model for recognizing, measuring, presenting, and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. At December 31, 2010, management believes no such provisions for uncertain tax position are necessary.

Subsequent Events

The Company did not have any subsequent events through March 15, 2011, which is the date the financial statements were available to be issued for events requiring recording or disclosure in the financial statements for the year ended December 31, 2010.

2. LINE-OF-CREDIT

The Company has available a maximum line of credit of $300,000, established with Bank of America, providing short-term borrowing at an interest rate of three percent over the BBA LIBOR Adjusted Periodically Rate. The note is secured by substantially all corporate assets. There was no balance due on this line at December 31, 2010. The line is due on demand.

The Company had available a maximum line of credit of $500,000, established with Bank of America, providing short-term borrowing at and interest rate of one/half percent over the prime rate of the bank. The line matured in 2010. There was no balance due at the time of maturity.

3. LEASE COMMITMENTS

The Company leases office facilities in Warwick, RI of approximately 5,200 sq. ft. The lease commenced November 1, 2010 and is for a term of five years with a onetime five year renewal option. The lease calls for annual lease payments of varying amounts. The Company had previously leased office space in East Providence, RI, under a lease that expired on December 31, 2010. Rent expense for nine months ended September 30, 2010 and 2011 were $68,036 and $53,727, respectively.

2011	$102,883
2012	113,518
2013	114,821
2014	116,123
2015	97,674

4. PENSION AND PROFIT-SHARING PLANS

The Company sponsors a defined contribution pension plan (401k plan) and profit sharing plan covering substantially all employees meeting minimum eligibility requirements. The pension contribution is determined using a specified formula applied to each eligible employee's compensation; whereas, the profit sharing contribution is determined solely at management's discretion. The Company's 401k contribution for the year ended December 31, 2010 and nine months ended September 30, 2011 was $68,862 and $54,809, respectively. Profit sharing contribution for the years ended December 31, 2010 and nine months ended September 30, 2011 was $0. The participants become 50% vested in the employer's contributions after two years of service and fully vested in the employers' contribution after 3 years of service. The employer may terminate the pension and profit sharing plans at any time. The Company funds pension costs as accrued.

5. SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash accounts in two commercial banks whose cash balances are insured by FDIC up to $250,000 per depositor. Total uninsured cash amounted to approximately $31,500 and $64,640 at December 31st, 2010 and September 30, 2011, respectively.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments are cash and cash equivalents, accounts receivable, and accounts payable. The recorded value of cash and cash equivalents, accounts receivable and accounts payable approximate their fair value due to their short-term nature.

7. DEBT

During the quarter ended September 30, 2011, the Company entered into the following debt arrangements for the primary purpose of acquiring substantially all the assets of ADI Time, LLC (see Note 11- Subsequent Events).

Credit Agreement

On September 29, 2011, Asure Software, Inc. (the “Company”) entered into a Credit Agreement with JPMorgan Chase Bank N.A. (“Bank”), providing for a $500 line of credit (the “Credit Agreement”). The line of credit will bear interest at a rate of 1.5% above the CB Floating Rate.  The CB Floating rate is defined as the Bank’s prime rate, as announced from time to time, provided that the CB Floating Rate may not be less than the adjusted one month LIBOR rate. The aggregate principal amount of advances outstanding at any one time under the line of credit may not exceed 80% of eligible trade accounts and accounts receivable or the maximum principal amount then available, whichever is less.

The Company’s obligations to the Bank are guaranteed by ADI Software, LLC, a wholly owned subsidiary of the Company, and secured by all of the assets of the Company and its subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants, including but not limited to limitations with respect to debt, liens, sale of equity interests, mergers and acquisitions, sale of assets, and loans or advances to and investments in others. The Company is also required to maintain total cash and marketable securities of not less than $300, beginning on December 31, 2011; a debt service coverage ratio of not less than 1.2 to 1.0 for each period of four consecutive fiscal quarters beginning the twelve months ending December 31, 2011; and EBITDA of not less than $100 for each fiscal quarter beginning the quarter ending December 31, 2011.

Events of default under the Credit Agreement include, among others, (i) the failure to pay when due the obligations owing to the Bank, (ii) the failure to perform covenants set forth in the Credit Agreement (as described above), (iii) any materially incorrect or misleading representation, warranty or certificate to the Bank, (iv) any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank, (v) certain cross defaults and cross accelerations, (vi) the failure to perform under the guaranty, (vii) the occurrence of certain bankruptcy or insolvency events, (viii) judgments against the Company or its subsidiaries, and (ix) certain material adverse changes. In some cases, the events of default are subject to customary notice and grace period provisions.

On September 30, 2011, the Company borrowed $500 under the line of credit for working capital.

Securities Purchase Agreements

In order to finance the purchase of ADI Time, LLC, the Company needed to raise additional capital to finance such transaction.  Certain related parties of the Company expressed a willingness to provide capital to the Company by participating in the debt offerings on terms that compared favorably to those offered by third parties.  The Board of Directors of the Company established a temporary independent subcommittee of the Board for the purposes of: (i) negotiating the terms of any financing offered by the related party investors, (ii) managing the process by which any such financing from related party investors is obtained to ensure a fair process and (iii) ultimately making a recommendation to the full Board as to whether or not the Company should accept the capital from related party investors. Following the negotiation of the terms, the independent subcommittee notified the full Board of their belief that the negotiated terms of the financing from the related party investors are fair to the Company and its shareholders as a whole.  Based upon the recommendation of the independent subcommittee and the Board’s own analysis of the financing terms offered by third party investors, the Board approved the negotiated terms of the financing provided by the related party investors.

15% Subordinated Notes

On September 30, 2011, the Company entered into a Securities Purchase Agreement  (the “15% Note Purchase Agreement”) relating to the sale of $1,700 aggregate principal amount of the Company’s 15% subordinated notes (“15% Notes”) in a private placement to accredited investors. The 15% Note will pay interest on each of March 31, June 30, September 30 and December 31, beginning on December 31, 2011, at a rate of 15% per year. The 15% Notes will mature on September 30, 2014. The 15% Notes are secured by all of the assets of the Company and are subordinated to the Company’s obligations to the Bank. The 15% Notes also contain customary terms of default.

Patrick Goepel, the Company’s Chief Executive Officer purchased $500,000 of the 15% Notes.  Pinnacle Fund, LLLP purchased $300,000 of the 15% Notes.  David Sandberg, the Company’s Chairman, is the controlling member of Red Oak Partners, LLC, which owns 50% of Pinnacle Partners, LLC, which is the general partner of the Pinnacle Fund, LLLP.  Red Oak Partners, LLC is also the manager of the Pinnacle Fund, LLLP.

The Company received $1,450 of the $1,700 on September 30, 2011 and the remainder on October 31, 2011.

9% Subordinated Convertible Notes

On September 30, 2011, the Company entered into a Securities Purchase Agreement  (the “9% Note Purchase Agreement”) relating to the sale of $1,500 aggregate principal amount of the Company’s 9% subordinated convertible notes (“9% Notes”) in a private placement to accredited investors. The 9% Notes will pay interest on each of March 31, June 30, September 30 and December 31, beginning on December 31, 2011, at a rate of 9% per year. The 9% Note will mature on September 30, 2014. The 9% Note is secured by all of the assets of the Company and is subordinated to the Company’s obligations to the Bank and the 15% Notes.

Beginning 12 months from the date of issuance, the holder may convert the 9% Notes into shares of the Company’s common stock at a conversion price of $5.00 per share.  The conversion price will be adjusted for certain events, such as stock dividends and stock splits. Additionally, if the Company subsequently issues common stock at a price below the then current conversion price, the conversion price will be reset to the greater of $3.27 per share (the closing price of the Company’s Common Stock on September 30, 2011) or such lower price. In the event that a holder of a 9% Note elects to convert the 9% Note into equity, and the Company determines that such conversion would jeopardize the Company’s tax benefits under Section 382 of the Internal Revenue Code, the Company may elect to prepay any or all of such 9% Notes prior to conversion, subject to certain limitations at a purchase price equal to the product of the number of shares into which the 9% Note is convertible and the volume weighted average closing price during the 20 day trading period beginning on the 10th day before the conversion notice is received by the Company multiplied by the Premium Rate.  The Premium Rate is 1.1 if a holder notifies the Company of an intention to convert their 9% Note into equity prior to the date that is 90 days before the maturity date and 1.5 if such notification is made within 90 days of the maturity date. The 9% Notes also contain customary terms of default

The 9% Note Purchase Agreement provides that, if the Company issues common stock below $3.25 per share, each holder of the 9% Notes outstanding at that time will have the right to purchase its pro rata portion of such stock issuance.

These convertible notes contain embedded derivative instruments related to the conversion feature that is accounted for separately.   The derivative instruments entered into to finance the ADI acquisition.   The fair values of these instruments are re-measured each reporting period and a gain or loss is recorded for the change in fair value.  As these instruments were entered into on September 30, 2011, the change in fair value for the three and nine month periods ended September 30, 2011 was not material.

Mr. Goepel, the Company’s Chief Executive Officer, purchased $200 of the 9% Notes. Red Oak Fund, LP purchased $600 of the 9% Notes. Mr. Sandberg, the Company’s Chairman, is the controlling member of Red Oak Partner s, LLC, which manages the Red Oak Fund.

The Company received $1,400 of the $1,500 on September 30, 2011 and the remainder on October 31, 2011